Exhibit 99.1

MCEWEN MINING: EXPLORATION AND OPERATIONS UPDATE

147NE Zone Continues to Deliver Good Results

Reduced Guidance for Black Fox and Gold Bar Production

TORONTO, Sept 10, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report positive exploration drilling results from its 147NE zone within the Grey Fox deposit. This deposit is part of the Black Fox Complex, which is located in the prolific Timmins gold district in Canada (see Figure 1). Highlights of the new results are shown below in Table 1. While the assay values are good, management continues to work on resolving production delays at our Gold Bar and Black Fox mines.

“I am delighted with the exploration assay results we are generating this year. The geological potential of the Black Fox Complex is being clearly demonstrated. Our big exploration push has allowed us to see the opportunity to develop three new sources of production on our properties.

While exploration is giving me a big smile, and production at our operations in Argentina and Mexico (representing 60% of our guidance) are delivering as planned, production at Gold Bar and Black Fox has been a big disappointment. Unanticipated natural and operational issues coupled with startup delays at Gold Bar have pushed some of its production from 2019 into 2020. At Black Fox, production has been adversely impacted by slower than planned underground development. However, site management has been making steady progress towards resolving these production issues,” said Rob McEwen, Chairman and Chief Owner.

The objectives of the ongoing exploration drill program at the 147NE zone are to infill and extend the mineralization, which was discovered in 2018. New drill results are confirming the continuity of the high-grade mineralization, and indicate an extension of the main zone (mineralized shoot) down plunge by approximately 100 m (330 ft) (see Figure 2).

Table 1 – Selected Drill Results from the 147NE Zone

HOLE-ID	From (m)	To (m)	Core Length (m)	Estimated True Width (m)	Gold Grade (g/t)	Gold Grade (opt)
19GF-1121	168.00	170.00	2.00	1.56	78.58	2.53
Including	168.70	169.30	0.60	0.47	261.00	8.39
19GF-1134	241.00	250.00	9.00	6.90	4.79	0.15
And	256.70	269.12	12.42	9.49	3.64	0.12
And	371.36	373.36	2.00	1.53	13.66	0.44
And*	466.00	481.50	15.50	11.71	6.98	0.22
Including	466.00	470.00	4.00	3.02	9.35	0.30
And Including	474.24	481.50	7.26	5.49	9.57	0.31
19GF-1146*	97.00	111.00	14.00	10.37	4.68	0.15
Including	97.00	100.40	3.40	2.52	16.98	0.55
19GF-1151*	229.80	243.00	13.20	9.56	10.04	0.32
Including	231.00	242.00	10.90	7.89	11.87	0.38
And Including	237.80	239.78	1.98	1.43	15.59	0.50
19GF-1155	205.40	211.24	5.84	4.52	9.66	0.31
19GF-1159*	112.00	116.00	4.00	3.26	6.43	0.21
Including	112.00	114.00	2.00	1.63	12.08	0.39
19GF-1161	170.00	172.00	2.00	1.46	20.66	0.66
19GF-1164	292.61	300.00	7.39	5.33	5.71	0.18
And	308.61	315.00	6.39	4.61	5.20	0.17
19GF-1167	241.00	246.00	5.00	3.38	6.05	0.19
And*	250.00	264.89	14.89	10.06	5.21	0.17
Including	259.36	264.89	5.53	3.74	11.76	0.38

* Calculated with cut off grade 1.0 g/t Au, minimum length of 3 m, and maximum consecutive internal waste 3 m.

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Geological Explanation

At the 147NE zone the highest grades and largest widths occur at the intersections of NE-SW trending structures and favorable iron-rich host rocks. This zone starts near surface and is interpreted to extend to a depth of at least 400 m. Following the review of past drilling, targets with the same geological setting have been drilled at the Contact and South zones. While assay results are pending, this recent drilling intersected visible gold-bearing quartz-carbonate veins and breccia structures.

Economic Assessment

The current Grey Fox deposit resource estimate (published in July 2019) is 567,000 gold ounces at a grade of 7.10 grams per tonne (g/t) in the Indicated category, with an additional 135,000 gold ounces at a grade of 6.19 g/t in the Inferred category.

The economic viability of the Grey Fox and Froome deposits will benefit from their close proximity to the Black Fox mine and its infrastructure. Preliminary results regarding the economics and potential development plans for Grey Fox and Froome and will be presented later this year.

Production Guidance

2019 production guidance for Black Fox and Gold Bar is being further reduced. Revised production ranges are 36,000-40,000 gold ounces for Black Fox and 30,000-33,000 gold ounces for Gold Bar. Globally with our two other operations, we now expect to produce 131,000-138,000 gold ounces and 3,225,000 silver ounces, or 169,000-176,000 gold equivalent ounces at an 85:1 gold to silver ratio.

At Black Fox, we have continued to experience production problems. In 2019, we planned to source production from both new areas and past production areas (remnant stopes) that make up part of the mine’s reserves. These remnant stopes are located in areas of the mine that have been inactive for a number of years. Prior to being able to extract the ore from these areas we must make the access safe for our workers, and this rehabilitation work is taking longer than planned. The delay has resulted in some higher-grade stopes, planned for extraction in late 2019, being pushed into 2020.

At Gold Bar, despite the fact that the mine is now running well, as evidenced by: the tonnage on the heap leach pad that is currently 115% of the feasibility study design, ore grades reconciling with our reserve model, and gold recoveries in-line with our forecast; it was the startup delays that have pushed some of 2019 planned production into 2020. Gold Bar’s forecast production for 2020 is 65,000-70,000 gold ounces.

Complete assay results from the latest drilling on the 147NE Zone: http://mcewenmining.com/files/doc_news/archive/20190910_147ne/20190910_147ne_composites_cog.xlsx

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Figure 1 – Black Fox Property Map

Figure 2 – 147NE Exploration Drilling: Inclined Longitudinal Section Looking SE

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ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a "qualified person" within the meaning of NI 43-101.

TECHNICAL INFORMATION

For a list of technical terms and their definitions, please consult our mining glossary: https://www.mcewenmining.com/investor-relations/glossary/default.aspx

Grams per tonne (g/t) converted to Troy ounces per tonne (opt) at ratio 31.1035 to 1.

All intercept widths are true widths unless otherwise specified.

Composite criteria unless otherwise stated: Cut off grade 3 g/t Au, minimum length 2 m, and maximum consecutive interval waste 3 m. If grade x length > 6 the composite will be added.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, and AGAT Laboratories, which is ISO 9001/IEC17025 certified. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t gold for underground (1 g/t gold for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For further details about the Black Fox Complex project including Grey Fox 147NE target area, please see our NI 43-101 technical report titled "Technical Report for the Black Fox Complex, Canada" dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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